Exhibit 99.1

CONTACTS:
ROBERT W. WALKER, PFBI President and CEO	LARRY A. STARK, FBOC President and CEO
(304) 525-1600	(304) 340-3015

PREMIER FINANCIAL BANCORP, INC. ANNOUNCES
AGREEMENT TO PURCHASE FIRST BANK OF CHARLESTON

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GM-PFBI), a $1.5 billion community financial holding company with two bank subsidiaries, and First Bank of Charleston, Inc. (“First Bank”), a $189 million bank headquartered in Charleston, West Virginia jointly announce that they have entered into a definitive agreement whereby Premier will acquire First Bank, for a combination of cash and stock currently valued at approximately $33.0 million, or $32.00 per First Bank share.  In conjunction with the acquisition by Premier, First Bank will be merged into Premier Bank, Inc., a wholly owned subsidiary of Premier also headquartered in Huntington, West Virginia.  The resulting merger will expand Premier Bank’s full service footprint into the Charleston, West Virginia market place.

Premier President and CEO Robert W. Walker commented, “We are excited about the opportunity to once again expand the Premier community bank franchise, this time into the capital city of West Virginia.  While we have established commercial loan relationships in Charleston, our retail loan and deposit product offerings should enjoy a natural boost with the addition of First Bank of Charleston’s retail franchise.  Centrally located between our Ripley, Spencer and Madison markets, a Charleston based retail presence will enable Premier Bank to compete head-to-head with the large out-of-state banking franchises that bought their way into the marketplace, bringing their out-of-state, centralized decision making banking models with them.  Premier Bank’s community oriented approach to banking is managed in geographic regions with divisional presidents making local lending decisions.  In addition, J. Mark Bias, President and CEO of Premier Bank, spent 27 years of his career in Charleston building relationships and developing a local decision based customer service approach to banking.  After conversion to our data processing and information systems, First Bank customers should enjoy Premier’s ever-increasing modern financial products and services, such as internet and mobile banking, electronic bank statements, and checking accounts with fraud prevention features such as “Debit Card Secure Lock,” as well as credit monitoring services and alerts that help customers manage their personal financial information and help detect identity fraud.  First Bank’s commercial customers will also benefit from Premier’s larger lending limits and cash management products while retaining the quality customer service and prompt credit decisions for which community banks like First Bank and Premier are well-known.”

First Bank President and CEO Larry Stark stated, “I have personally known Bob Walker and Premier’s management team for a great number of years.  Under their management, Premier has become an exceptional company while retaining their community bank atmosphere.  We are pleased they chose First Bank as their partner as Premier strategically expands into the Charleston marketplace.  I firmly believe this merger will be a success for our shareholders, customers, employees, and communities.”

Under terms of the definitive agreement, First Bank shareholders will be entitled to a combination of Premier common stock and cash currently valued at approximately $32.00 per First Bank share, or an aggregate value of $33.0 million, including $5.00 in cash from Premier and a $5.00 special dividend from First Bank.  Under a floating exchange ratio, Premier would issue common stock valued at approximately $22.00 per First Bank share, or approximately 1.15 million shares assuming yesterday’s closing price of $19.73 per share for Premier.  The transaction, which is subject to satisfaction of various contractual conditions, requires approval by bank regulatory agencies and the shareholders of First Bank and approval of Premier shareholders for the issuance of shares.  The transaction is anticipated to close in the fourth quarter of 2018, with a systems conversion anticipated to be completed soon thereafter.  Baxter Fentriss and Company served as financial advisor to Premier and FIG Partners, LLC served as financial advisor to First Bank.

Premier Financial Bancorp recently announced annual 2017 earnings of $14,819,000, or $1.38 per diluted share, an annualized return on average assets of approximately 0.99%.  Premier Bank currently operates branch locations in 29 communities and towns including Madison, Lewisburg, Logan, Ravenswood, Ripley, Spencer, Gassaway, Buckhannon and Bridgeport, West Virginia; Richmond and Hampton, Virginia; as well as five branches in the Metro Washington DC area.  Premier Financial Bancorp also owns Citizens Deposit Bank, a $422 million bank headquartered in Vanceburg, Kentucky with 14 branch locations along the Ohio River from Proctorville and Ironton, Ohio to Vanceburg and Maysville, Kentucky to Fort Wright and Florence, Kentucky in the Metro Cincinnati area.

Important Information for Investors and Shareholders:

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities of Premier.  Premier will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this news release with the Securities and Exchange Commission ("SEC") to register the shares of the Premier common stock to be issued to the shareholders of First Bank of Charleston.  The registration statement will include a joint proxy statement/prospectus, which will be sent to (i) the shareholders of First Bank of Charleston in advance of its special meeting of shareholders to be held to consider the proposed merger and (ii) the shareholders of Premier in advance of its special meeting of shareholders to be held to authorize the issuance of Premier common stock in the proposed merger.  Investors and security holders are urged to read the joint proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about Premier, First Bank of Charleston and the proposed transaction.  Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov.

Premier and First Bank of Charleston and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Bank of Charleston in connection with the proposed merger and the shareholders of Premier in connection with approving the issuance of Premier common stock.  Information about the directors and executive officers of Premier is set forth in the proxy statement for Premier's 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 25, 2017.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph, when it becomes available.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  Words or phrases such as “expect,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “will likely result,” “will continue,” “is anticipated,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to and involve known and unknown risks, uncertainties and other factors, including but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in Premier's filings with the SEC.  As a result, actual results may differ materially from the forward-looking statements in this news release.  Premier and First Bank of Charleston caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Premier and First Bank of Charleston undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Premier encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  Premier undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC's website at http://www.sec.gov.